Exhibit 99.1

AMENDMENT TO MANAGEMENT SERVICES AGREEMENT

This AMENDMENT TO THE MANAGEMENT SERVICES AGREEMENT, executed as of January 28, 2005 and effective as of January 1, 2005 (this “Amendment”), is by and between KPS Management, LLC, a Delaware limited liability company (“KPS”), and Blue Ridge Holding Corp., a Delaware corporation (the “Company”).

WITNESSETH:

WHEREAS, KPS and the Company are parties to that certain Management Services Agreement, dated as of May 14, 1999 (the “Management Agreement”), as amended by the Amendment and Assignment Agreement, effective as of October 1, 2003, by and among KPS, the Company and Blue Ridge Paper Products Inc. (the “Assignment Agreement”); and

WHEREAS, KPS and the Company desire to amend the Management Agreement to terminate the management fee payable by the Company to KPS, without affecting any accrued and unpaid management fees payable to KPS as of December 31, 2004 under the Management Agreement and Assignment Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       Amendment.  The Management Agreement is hereby amended to terminate, effective as of January 1, 2005, the management fee payable to KPS under the Management Agreement and, accordingly, Section 2 of the Management Agreement is hereby deleted in its entirety.

2.                                       Effect on Management Agreement.  Except as amended hereby, the provisions of the Management Agreement shall remain in full force and effect.

3.                                       Construction and Severability.  This Amendment (i) shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, legal representatives and assigns; (ii) shall not be altered, amended, modified, terminated or discharged orally; and (iii) no revisions hereof shall be effective except by an instrument in writing signed by KPS and the Company.  If any provision of this Amendment, or the application of such provision to any party hereto or circumstance or in any jurisdiction, shall be held to be invalid or unenforceable to any extent (i) the remainder of this Amendment shall not be affected thereby, and each other provision hereof shall be valid and enforceable to the fullest extent permitted by law; (ii) as to such party or circumstance or in such jurisdiction such provision shall be reformed to be valid and enforceable to the fullest extent permitted by law; and (iii) the application of such provision to other parties or circumstances or in other jurisdictions shall not be affected thereby.

4.                                       Governing Law.  This Amendment shall be governed by, construed and enforced in accordance with the laws of the State of New York without regard to the conflict of law principles or rules of such state.

5.                                       Descriptive Heading.  The section headings in this Amendment are for convenience of reference only and shall not affect the meaning or interpretation of this Amendment.

6.                                       Entire Agreement.  This Amendment, together with the Management Agreement (as amended hereby) and the Assignment Agreement, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior agreement or understanding between them with respect to such subject matter.

7.                                       Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

KPS MANAGEMENT, LLC

By:	/s/ Michael Psaros
Michael Psaros
Managing Principal

BLUE RIDGE HOLDING CORP.

By:	/s/ Richard Lozyniak
Richard Lozyniak
Chief Executive Officer